UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2019

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3565 General Atomics Court, Suite 100

San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 24, 2019, OncoSec Medical Incorporated (the “Company”) appointed Ms. Margaret Dalesandro as a director on the Company’s Board of Directors (the “Board”), effective as of April 24, 2019. The Company’s Board has determined that Ms. Dalesandro qualifies as independent under applicable rules of the Nasdaq Stock Market. Ms. Dalesandro will serve on the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board.

Ms. Dalesandro, age 72, is currently a pharmaceutical development consultant with Brecon Pharma Consulting LLC and has over twenty-five years of experience leading strategic product development in the pharmaceutical, biotechnology and diagnostics industries. She has previously served as a Business Director of Integrative Pharmacology at Corning, Incorporated, as a Vice President of Project, Portfolio and Alliance Management at ImClone Systems Inc., as an Executive Director of Project and Portfolio Management at GlaxoSmithKline, and as a Senior Consultant at Cambridge Pharma Consultancy over the course of her career. Ms. Dalesandro earned her Ph.D. in Biochemistry from Bryn Mawr College and completed a NIH Post-Doctoral Fellowship in Molecular Immunology at the Wake Forest University School of Medicine.

Ms. Dalesandro’s compensation for her services as a director, including her services on any committees of the Company’s Board of Directors, will consist of annual cash compensation of $50,000. In addition, upon her appointment as a director, Ms. Dalesandro was granted a stock option award under the Company’s 2011 Stock Incentive Plan to purchase up to 100,000 shares of the Company’s common stock, which vests in equal monthly installments over a 12-month period subject to continued service as a director on each vesting date. No family relationships exist between Ms. Dalesandro and any of the Company’s directors or other executive officers. There are no arrangements between Ms. Dalesandro and any other person pursuant to which Ms. Dalesandro was selected as a director, nor are there any transactions to which the Company is or was a participant and in which Ms. Dalesandro has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On April 24, 2019, Mr. Gregory Mayes, notified the Company of his resignation from the Board, effective immediately. Concurrently with such resignation, Mr. Mayes ceased to serve as the Chair of the Audit Committee and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Mayes’ decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Robert Ward has subsequently been appointed Chair of the Company’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: April 24, 2019	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer and President